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                                                                     EXHIBIT 1.1

                        DAILEY PETROLEUM SERVICES CORP.
                            (A DELAWARE CORPORATION)

                    4,000,000 SHARES OF CLASS A COMMON STOCK



                             UNDERWRITING AGREEMENT


                                                                 August, ___1996


Jefferies & Company, Inc.
Southcoast Capital Corporation
         As Representatives of
         the Several Underwriters

c/o      Jefferies & Company, Inc.
         650 Fifth Avenue, 4th Floor
         New York, New York 10019

         Attn:   Syndicate Department

Dear Sirs:

         Dailey Petroleum Services Corp., a Delaware corporation (the "Company"), hereby confirms its agreement with you (this "Agreement"), as representatives (the "Representatives") of the underwriters named in Schedule I hereto (the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"). The Company also has agreed to sell up to 600,000 shares (the "Additional Shares") of Class A Common Stock to cover over-allotments, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         You have advised us that you desire to purchase the Shares and that you propose to make a public offering of the Shares upon the terms set forth in the Prospectus referred to below as soon as you deem advisable after the Registration Statement referred to below becomes effective.

         The terms that follow, when used in this Agreement, shall have the
meanings indicated.   "Preliminary Prospectus" shall mean any preliminary
prospectus referred to in Section 1(a)(i) below and any preliminary prospectus included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including exhibits, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as



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defined in Section 2 hereof), shall also mean such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) (as defined below) of the Act Regulations (as defined below) is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The final prospectus constituting a part of the Registration Statement (including the Rule 430A Information), in the form first furnished to the Underwriters for use in the offering of the Shares, as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company that differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement of any of the foregoing shall include the copy filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). "Tax" (and with correlative meaning, "Taxes") shall mean all federal, state, local, foreign or other taxing authority net income, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority. "Rule 158", "Rule 424", "Rule 430A," and "Rule 462(b)" refer to such rules under the Securities Act of 1933, as amended (the "Act"; and all rules and regulations under the Act, are referred to as the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
Pursuant to a Plan and Agreement of Merger and Certificate of Merger, each dated May 31, 1996, Dailey Petroleum Services Corp., a Delaware corporation ("DPSC"), was merged with and into the Company on June 6, 1996, in transactions collectively referred to in the Registration Statement and in this Agreement as the "Reorganization." Certain agreements by and between the Company on the one hand, and Lawrence Industries, Inc., a Delaware corporation ("Lawrence"), or subsidiaries of Lawrence on the other, that are described in the Registration Statement, including, without limitation, the Relationship Agreement, the Tax Allocation Agreement, and the Lease Agreements referred to in the "Certain Relationships and Related Transactions" section of the Prospectus and the Registration Rights Agreement referred to in the "Description of Capital Stock" and "Shares Eligible for Future Sale" section of the Prospectus, are referred to in this Agreement collectively as the "Lawrence Agreements." "Class B
Common Stock" shall mean the Company's Class B Common Stock, par value $.01 per share. "Common Stock" shall mean, collectively, the Company's Class A Common Stock and Class B Common Stock.

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to the Underwriters as of the date hereof (such date being referred to as the "Representation Date") and as of each of the Closing Dates (as defined in Section 2(d)) as follows:




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                 (i)      The Company has filed with the Commission a
         registration statement on Form S-1 (Registration No. 333-04593), including a related preliminary prospectus, and one or more amendments thereto, each of which has previously been furnished to the Underwriters, for the registration under the Act of the offering and sale of the Shares. The Company will file with the Commission either
         (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of Prospectus) or (B) after effectiveness of such registration statement, a Prospectus in accordance with Rules 430A and 424(b) or Rule 434 of the Act Regulations. The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information in the case of clause (B)) required by the Act and the Act Regulations to be included in the Prospectus with respect to the Shares and the offering thereof. As filed, such amendment and form of Prospectus shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof.

                 (ii) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post effective amendments thereto become effective under the Act, and at each Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the Act and the Act Regulations, and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, and at each Closing Date, included or will include, any untrue statement of a material fact or omitted or will omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty as to the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, third, sixth and tenth paragraphs following the table in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus. If Rule 434 is used, the Company will comply with the Requirements of Rule 434. Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act Regulations. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

                 (iii) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the



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         Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" shall mean an adverse effect on the financial condition, business, business prospects, properties, net worth or results of operations of the Company or any of the Subsidiaries (as hereinafter defined) that would be, singly or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business.

                 (iv) The only subsidiaries of the Company are the subsidiaries listed on Schedule II hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

                 (v) Each of the Company and the Subsidiaries has all necessary authorizations, approvals, orders, licenses, rights-of-way, operating rights, easements, certificates and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials and bodies (whether foreign or domestic), all self-regulatory organizations and all courts and other tribunals ("Permits"), to own or lease its respective properties and to conduct its respective businesses described in the Registration Statement and in the Prospectus, except where failure to have obtained or made the same would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all their respective current material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries; and the Company and each of the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which could have a Material Adverse Effect. The property and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

                 (vi) All of the Company's authorized and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable and the capitalization of the Company conforms to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any



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         agreements or commitments to issue any of the same, except as described in the Registration Statement and the Prospectus, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's Certificate of Incorporation or bylaws or any agreement or other instrument to which the Company is a party, except as described in the Registration Statement and the Prospectus.

                 (vii) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. Except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly through another Subsidiary, free and clear of any security interests, liens, encumbrances, equities or other claims.

                 (viii) As a result of the Reorganization, the Company has succeeded to all of the domestic and foreign business of DPSC, and to all assets of DPSC, real, personal or mixed. Each of the Company and the Subsidiaries has good and indefeasible title to all real property and good and marketable title to all personal property, in each case owned by it, including those properties described in the Registration Statement and Prospectus, in each case free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Registration Statement and Prospectus or such as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, with such exceptions as are described in the Registration Statement and the Prospectus or that in the aggregate would not have a Material Adverse Effect, and except to the extent enforceability of such leases may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor' rights generally or by equitable principles.

                 (ix) The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement, and to carry out the provisions and conditions hereof, to issue and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against each in accordance with the terms hereof, except to the extent rights to indemnity hereunder may be limited by federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles. The Company and Lawrence each has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into the Lawrence Agreements, and to carry out the provisions and conditions thereof. Each of the Lawrence Agreements have been duly authorized, executed and delivered by the Company and Lawrence (or the subsidiary of Lawrence named in such Lawrence Agreement as a party) and each Lawrence Agreement constitutes a legal, valid and binding agreement of the Company and Lawrence (or the subsidiary of Lawrence named in such Lawrence Agreement as a party), enforceable against each such party in accordance with the terms hereof, except to the extent rights to indemnity under the Registration Rights




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         Agreement may be limited by federal or state securities laws or public policy underlying such laws and except to the extent the enforcement of a Lawrence Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor' rights generally or by equitable principles.

                 (x) Each of the Company and the Subsidiaries owns, or possesses adequate rights to use, all trademarks, service marks and other rights necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries has received a notice, or knows of any basis, of any conflict with the asserted rights of others in any such respect that could have a Material Adverse Effect.

                 (xi) The Shares have been duly and validly authorized for issuance by the Company, and the Company has full corporate power and authority to issue, sell and deliver the Shares; and, when such Shares are issued and delivered against payment therefor as provided by this Agreement, the Shares will have been validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or any other preemptive or similar rights. All corporate action required to be taken by the Company and Lawrence for the authorization, issuance and sale of the Shares has been duly and validly taken.

                 (xii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Act Regulations.

                 (xiii) The consolidated financial statements and related notes and schedules included in the Registration Statement or in the Prospectus present fairly the financial position of the Company and the Subsidiaries, on the basis stated in the Registration Statement, as of the respective dates thereof and the consolidated statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries, for the respective periods covered thereby; and such financial statements and the related schedules and notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved, except as otherwise disclosed in the Registration Statement and the Prospectus. The selected financial information included in the Registration Statement or the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. The pro forma financial information in the Registration Statement or in the Prospectus complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X promulgated by the Commission and presents fairly the information shown therein; the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. (The consolidated financial statements, financial information and pro forma financial information described in this subparagraph (xiii) are referred to as the "Financial Information"). No other financial statements or schedules of the Company and the Subsidiaries, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K, are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), the Act or the Act Regulations to be included in the Registration Statement or Prospectus.



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                 (xiv)    The Shares and the Company's Class B Common Stock
         conform in all material respects to the descriptions thereof in the Registration Statement and Prospectus.

                 (xv) Since the respective dates as of which information is provided in the Registration Statement and Prospectus, except as otherwise specifically stated therein, there has been no change or development with respect to the condition (financial or otherwise), business or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that would have a Material Adverse Effect.

                 (xvi) Neither the Company nor any Subsidiary is in violation of its charter or bylaws or other organizational documents. Neither the Company nor any Subsidiary is, nor with the passage of time or the giving of notice or both would be, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.

                 (xvii) There is no action, suit or proceeding pending before or by any court, arbitrator or governmental agency or body (whether foreign or domestic) or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or to which any of their respective property is subject (A) that is required to be described in the Registration Statement or the Prospectus but is not described as required or (B) that, if adversely determined, would have a Material Adverse Effect. There is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                 (xviii)   No person has any right to the registration of any
         security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby, which right has not been waived or lapsed, other than as described in the Prospectus.

                 (xix) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").



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                 (xx)    As of the date of the Prospectus, neither the Company
         nor any of the Subsidiaries is currently planning any probable acquisitions for which disclosure of pro forma financial information would be required by the Act.

                 (xxi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as otherwise stated therein,
         (A) neither the Company nor any of the Subsidiaries (1) has issued any securities other than in connection with the exercise of any outstanding options, (2) incurred any material liability or obligations, direct or contingent, for borrowed money, (3) entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 of the Act Regulations) that would otherwise be required to be disclosed in the Prospectus or the Registration Statement, or (5) declared or paid any dividend on its capital stock, or made any other distribution to its equity holders,
         (B) there has not been any material change in the capital stock or other equity, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries and (C) there has been no change or development with respect to the financial condition, business or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, that would have a Material Adverse Effect.

                 (xxii) The Company has not distributed and, prior to the Effective Date, will not distribute without your prior written consent, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                 (xxiii)   The Shares have been duly authorized for listing on
         the NASDAQ National Market upon official notice of issuance.

                 (xxiv) Neither the Company nor any Subsidiary is involved in any labor dispute and, to the knowledge of the Company, no such dispute is threatened. The Company is not aware of any existing or imminent labor disturbance of the employees of any of its or any Subsidiary's principal suppliers, customers, manufacturers or contractors, which in either case, would result in a Material Adverse Effect.

                 (xxv) Neither the Company nor any Subsidiary nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds of a character required to be disclosed in the Prospectus. Neither the Company nor any Subsidiary has made any payment or engaged in any arrangement prohibited by the Foreign Corrupt Practices Act of 1977, as amended. The Company maintains a system of internal accounting controls which is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and




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

         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxvi) The Company, Lawrence, and each Subsidiary have filed (or obtained extension thereto) all federal, state, local and foreign tax returns that are required to be filed, which returns will be complete and and correct in all material respects, and have paid all taxes shown on such returns and all assessments with respect thereto to the extent the same have become due.

                 (xxvii)   Except for the shares of capital stock of each of the
         Subsidiaries, neither the Company nor any of the Subsidiaries owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity, other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

                 (xxviii) Neither the execution, delivery or performance of this Agreement, the offer, issuance, sale or delivery of the Shares nor the consummation by the Company of the terms of this Agreement (A) requires the consent, approval, authorization or order of any court or governmental agency or body, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) will conflict with, result in a breach of, or constitute a default under the terms of any indenture, agreement, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, (C) will conflict with or violate any law, order, statute, regulation, consent or memorandum of understanding applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries (in the case of (B) or (C) above, where such conflict, breach, default or violation, individually or in the aggregate, would have a Material Adverse Effect), or (D) will conflict with or violate the charter or by-laws of the Company or any Subsidiary.

                 (xxix) The Company and each Subsidiary maintains insurance, which is in full force and effect, of the types and in the amounts customary in their respective businesses. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers at a cost that would not have a Material Adverse Effect.

                 (xxx) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.



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

                 (xxxi) The Company and each of the Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clauses (A), (B) and (C) above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

                 (xxxii)   There are no costs or liabilities associated with the
         effect of Environmental Laws on the business, business prospects, operations and properties of the Company and its Subsidiaries that would have a Material Adverse Effect.

         (b) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS: CLOSING

         (a) Subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $__________ per share (the "Initial Price"), the aggregate number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter. The Company will have no obligation to sell the Underwriters any of the Firm Shares hereunder unless the Underwriters purchase all of the Firm Shares hereunder.

         (b) The Company grants to the Underwriters an option to purchase all or any part of the Additional Shares at the Initial Price. Additional Shares shall be purchased from the Company, severally and not jointly, for the accounts of the Underwriters in proportion to the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined), and thereafter from time to time within 30 days after the date of the Prospectus, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Underwriters to the Company no later than 12 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         (c) Payment of the purchase prices for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, Inc., Harborside Financial Center, Plaza III, Suite 705, Jersey City, New Jersey, 07311, Attn: Victor Polizzotto, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10 a.m., New York City time, on the third (or, if pricing occurs after 4:30 p.m., New York City time, on any given day, on the fourth) business day following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Firm Shares Closing Date"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds (or similar next day funds) payable to the order of the Company against delivery to the Underwriters of the Firm Shares.

         (d) Payment of the purchase price for, and delivery of, the Additional Shares to be purchased by the Underwriters shall be made at the office as set forth above or at such other place as shall be agreed upon by the Underwriters and the Company at the time and on the date (which may be the same as the Firm Shares Closing Date) specified in the notice referred to in Section 2(b) (such time and date of delivery and payment being herein called the "Additional Shares Closing Date"). The Firm Shares Closing Date and the Additional Shares Closing Date are called, individually, the "Closing Date" and together, the "Closing Dates". Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds (or similar next day funds) payable to the order of the Company against delivery to the Underwriters of the Additional Shares.

         (e) Certificates representing the Shares shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Firm Shares Closing Date or, in the case of Additional Shares, on the day of notice of exercise of the option as described in Section 2(b). The certificates representing the Shares will be made available for examination and packaging by the Underwriters not later than 1 p.m., New York City time, on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is designated by the Underwriters.

         SECTION 3.  COVENANTS OF THE COMPANY.

         The Company covenants and agrees with each of the Underwriters as follows:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as practicable after the date hereof. Subject to the foregoing, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b),
(iii) when any amendment to the Registration Statement shall have been filed or becomes effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to any Prospectus or for any additional information, (v) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

         (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object.

         (c) The Company will comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and in the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to of paragraph (b) of this Section 3, an amendment or supplement that will correct such statement or omission or effect such compliance. Neither your consent to, nor your delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

         (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement covering a twelve-month period beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act Regulations.

         (f) The Company will furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto and all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or the Act Regulations, as many copies of the Prospectus and all amendments and supplements thereto as the Underwriters may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

         (g) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request, provided that prior to the Company's furnishing any such other information that is nonpublic you shall enter into such agreement respecting the confidentiality thereof as the Company may reasonably request.

         (h) The Company will not, and will cause each of J. D. Lawrence, James F. Farr, William D. Sutton and David T. Tighe, all directors and each beneficial owner of 5% or more of the outstanding shares of Class A Common Stock or Class B Common Stock to enter into agreements with the Underwriters in the form set forth in Exhibits A-1 and A-2 to the effect that they will not, for a period of 180 days following the date of the Prospectus, without prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Class A Common Stock or Class B Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock in (i) a public offering or (ii) in a private offering unless, in the case of the Company only, (A) such private offering shall occur more than 30 days after the date of this Agreement, (B) the Company will issue shares of its Class A Common Stock in such private placement as full or partial consideration for acquisition by merger or purchase of assets or businesses, and (C) the recipient of such Class A Common Stock shall agree not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of, such Class A Common Stock for the remaining portion of the 180-day period from the date of this Agreement (except for Common Stock pursuant to reservations, agreements, employee benefit plans, the exercise of rights or the conversion of convertible securities referred to in the Prospectus).

         (i) The Company will comply with all the provisions of any undertakings contained in the Registration Statement, the Tax Allocation Agreement and this Agreement.

         (j) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or that will cause, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

         (k) The Company will apply the net proceeds from the offering and sale of the Shares in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act. The Company shall provide you a draft of each such report at least five days prior to its filing, and shall furnish you with a signed copy of each such report.

         (l) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares are so qualified, the Company will file all such statements and reports as may be required by the laws of such jurisdictions to continue such qualifications in effect for a period of not less than one year from the Effective Date of the Registration Statement and any Rule 462(b) Registration Statement.

         (m) The Company will cause the Shares to be (i) duly listed on the Nasdaq National Market and (ii) registered under the Exchange Act.

         SECTION 4.  PAYMENT OF EXPENSES.

         The Company will pay, or reimburse if paid by the Underwriters, all actual and reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the fees, disbursements and expenses of counsel and accountants for the Company and all other expenses in connection with the preparation, printing and filing of the Registration Statement (or Rule 462(b) Registration Statement), any Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers, (ii) the cost of printing the Agreement Among Underwriters, this Agreement, the Selling Agreement, any Dealer Agreements, the Underwriters' Questionnaire and the Blue Sky Memorandum (in both preliminary and final form); (iii) all expenses in connection with qualification of the Shares for offering and sale under state securities laws as provided in Section 3(l) hereof, including filing and registration fees and the fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys; (iv) the filing fees incident to securing any required review by the NASD; (v) the cost of preparing stock certificates; (vi) all fees of the Company's transfer agent and registrar; (vii) any fees for including the Shares on the Nasdaq National Market; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.

         If this Agreement is terminated by the Underwriters in accordance with
Section 5 hereof because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters but shall not be liable to the Underwriters under this Agreement for consequential damages including lost profits.

         SECTION 5.  CONDITIONS OF THE UNDERWRITERS' OBLIGATION.

         The obligation of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations and agreements hereunder and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective, and you shall have received notice thereof, not later than 5:30 p.m., Eastern time, on the date hereof, or such later time and date as shall be approved by the Representatives and the Company and shall remain effective at the Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirement of Rule 430A.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, business prospects, properties, or results of operations of the Company and the Subsidiaries, taken as a whole, which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Shares and constitutes a Material Adverse Effect; (ii) any material loss or interference with the business, business prospects, or properties of the Company or any of the Subsidiaries from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, that is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Underwriters any such development makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ National Market System, or any setting of minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any exchange or system or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of the Subsidiaries, Lawrence or any of its subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

         (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company, and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

         (e) The Underwriters shall have received an opinion from Fulbright & Jaworski L.L.P., counsel for the Company and an opinion from William D. Sutton, General Counsel to the Company, in each case satisfactory in form and substance to counsel for the Underwriters, dated as of each Closing Date, to the effect set forth in Exhibits B-1 and B-2.

         (f) The Company shall have received written advice from Fulbright & Jaworski, L.L.P. and William D. Sutton to the effect that nothing has come to their attention that cause them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of the Prospectus (unless the term "Prospectus" refers to a Prospectus which has been provided to the Underwriters by the Company for use in connection with the Offering of the Shares that differs from the Prospectus on file at the Commission at the date of the Prospectus, in which case at the time it is first provided to the Underwriters for such use) or at Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need render no advice as to the financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus.

         (g)     The following conditions contained in clauses (i), (ii) and
(iii) of this Section 5(g) shall have been satisfied on and as of each Closing Date and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated such Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus, and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectus, there has been no change that would have a Material Adverse Effect.

         (h) At the Representation Date and at each Closing Date, Ernst & Young LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of this Agreement and each Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information pertaining to the Company and the Subsidiaries contained in the Registration Statement and the Prospectus.

         (i) At the Representation Date, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibits A-1 and A-2 hereto from Lawrence and each of J. D. Lawrence, James F. Farr, William D. Sutton and David T. Tighe, each director of the Company and each beneficial owner of 5% or more of the outstanding shares of the Company's Class A Common Stock or Class B Common Stock, addressed to the Underwriters, in which each such person or entity agrees that they will not, for a period of 180 days following the date of the Prospectus, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of any class of the Company's Common Stock beneficially owned by such person or entity or any securities convertible into, or exchangeable for, shares of Common Stock in (i) a public offering or (ii) in a private offering unless, in the case of the Company only, (A) such private offering shall occur more than 30 days after the date of this Agreement, (B) the Company will issue shares of its Class A Common Stock in such private placement as full or partial consideration for acquisition by merger or purchase of assets or businesses, and (C) the recipient of such Class A Common Stock shall agree not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of, such Class A Common Stock for the remaining portion of the 180-day period from the date of this Agreement (except for Common Stock pursuant to reservations, agreements, employee benefit plans, the exercise of rights or the conversion of convertible securities referred to in the Prospectus).

         (j) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

        (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and its respective officers, shareholders, employees and directors and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that, jointly or severally, any such Underwriter or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in this Agreement, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or any omission or alleged omission to state a material fact required to be stated in such Registration

Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any Preliminary Prospectus, the Prospectus, and the Prospectus as amended or supplemented) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company will not be liable in any such case to the extent any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of any Underwriter, expressly for use in the Registration Statement or the Prospectus; and provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such indemnified Underwriter or its respective officers, shareholders, employees and directors, and the Company shall not be liable to any such indemnified Underwriter or its respective officers, shareholders, employees and directors, from whom the person asserting any such losses, claims, damage, or liabilities purchased the Shares concerned, to the extent that any such loss, claim, damage or liability of such indemnified Underwriter or its respective officers, shareholders, employees and directors results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such indemnified Underwriter on a timely basis to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The Company agrees that the only such information provided in writing by or on behalf of any Underwriter to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, third, sixth and tenth paragraphs in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company and its officers, shareholders, employees and directors and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) that the Company or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise to the same extent as the provisions of Section 6(a) above, but only insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The Company agrees that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the table and the second, third, sixth and tenth paragraphs in the section of the Prospectus entitled "Underwriting" and the last paragraph on the cover page of the Prospectus.

         (c) If any action is brought against an indemnified party under this Section 6, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability that it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         The respective indemnity and contribution agreements contained in
Section 6, and the covenants, representations and warranties of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any of its respective officers, employees, directors, shareholders or any person who controls any Underwriter, or by or on behalf of the Company or any of the officers or directors or any controlling person of the Company, and will survive delivery of and payment for the Shares.

         SECTION 8.  DEFAULT.

         (a) If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Firm Shares Closing Date or the Additional Shares Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in this Section 8 (provided that if such default occurs with respect to the Additional Shares after the Firm Shares Closing Date, this Agreement will not terminate as to the Firm Shares). In the event of any such default which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other relevant documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         (b) If the Company shall fail at any Closing Date to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without liability on the part of any nondefaulting party; provided that the provisions of Sections 5 and 6 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, with respect to such default.

         SECTION 9.  NOTICES.

         All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of Jefferies & Company, Inc. at 11100 Santa Monica Boulevard, Los Angeles, California 90071, attn: Jerry Gluck, Esq., with a copy to Nick D. Nicholas, Porter & Hedges, L.L.P., 700 Louisiana, Suite 3500, Houston, Texas 77002-2730; or, if sent to the Company, directed to Dailey Petroleum Services Corp., 2507 North Frazier, P.O. Box 2866, Conroe, Texas 77305, Attn: William D. Sutton, with a copy to Robert F. Gray, Jr., Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095.

         SECTION 10.  PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company and their respective successors and legal representatives and the controlling persons, officers, employees, directors and shareholders referred to in Section 6 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors and legal representatives, and such controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 11.  GOVERNING LAW AND TIME.

         This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York time, unless otherwise specified.

         SECTION 12.  COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                         Very truly yours,

                                         DAILEY PETROLEUM SERVICES CORP.



                                         By: __________________________________

                                         Name: ________________________________

                                         Title: _______________________________





The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

JEFFERIES & COMPANY, INC.
SOUTHCOAST CAPITAL CORPORATION
  As Representatives of
  the Several Underwriters

By:  Jefferies & Company, Inc.


By: ______________________________

Name: ____________________________

Title: ___________________________

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                            Number of
                                                                           Firm Shares
Name of Underwriter                                                      to be Purchased
- -------------------                                                      ---------------
Jefferies & Company, Inc.

Southcoast Capital Corporation
                                                                               ---------

         Total                                                                 4,000,000
                                                                               =========

                                  SCHEDULE II

                                  SUBSIDIARIES

                                                               Jurisdiction of Incorporation       Percentage
                              Name                                    or Organization             Ownership
                              ----                                    ---------------             ----------
 CTC-Empresa Tecnica E Commercial de Equipmentos LTDA  . . . .    Rio de Janeiro (Brazil)            100%

 Columbia Petroleum Services Corp. . . . . . . . . . . . . . .    Delaware                           100%

 Dailey de Venezuela, S.A. . . . . . . . . . . . . . . . . . .    Venezuela                          100%

 Dailey Environmental Remediation Technologies, Inc. . . . . .    Texas                              100%

 Dailey International, Inc.  . . . . . . . . . . . . . . . . .    Delaware                           100%

 Dailey International Sales Corporation  . . . . . . . . . . .    Delaware                           100%

 Dailey Regional Headquarters, S.A.  . . . . . . . . . . . . .    Venezuela                          100%

 GL/95 Servicios, C.A. . . . . . . . . . . . . . . . . . . . .    Caracas (Venezuela)                100%

 International Oil Tool Rentals Ltd. . . . . . . . . . . . . .    Cayman Islands                     100%

 International Petroleum Services, Inc.  . . . . . . . . . . .    Delaware                           100%

 J.D. Investments Bonaire N.V. . . . . . . . . . . . . . . . .    Bonaire (Netherlands Antilles)     100%

 J.D.I. Tool Works B.V.  . . . . . . . . . . . . . . . . . . .    Spankeren (Netherlands)            100%

 Worldwide Oil Tool Rentals Ltd. . . . . . . . . . . . . . . .    Cayman Islands                     100%
